                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to
     Section 240.14a-11(c) or
     Section 240.14a-12


                                ALFA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
     2)  Form, Schedule or Registration Statement No.: N/A
                                                       -----
     3)  Filing Party: N/A
                      -----
     4)  Date Filed: N/A
                    -----

Notes:

                                     [LOGO]
                                      ALFA
                                  CORPORATION
                               Alfa Corporation
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Alfa Corporation:

   Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 25, 2002, at 10:00 a.m., for the purpose of considering and acting upon the following:

   (1) To elect a Board of Directors to serve until the next annual meeting of stockholders.

   (2) To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 14, 2002, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

   The Company's Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ H. AL SCOTT
                                          H. Al Scott
                                          Secretary

DATED: March 21, 2002

                            YOUR VOTE IS IMPORTANT

   YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                               Alfa Corporation
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                              -------------------

                                PROXY STATEMENT

                              -------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 25, 2002

   This proxy statement is furnished to the stockholders of Alfa Corporation (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 25, 2002, and any and all adjournments thereof.

   If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors. If no instructions are given, proxies will also be voted in accordance with the discretion of the proxy holders as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before March 21, 2002. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             REVOCABILITY OF PROXY

   The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

   All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 1, 2002, there were 39,231,878/1/ shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 14, 2002.

   The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company's outstanding common shares as of March 1, 2002.

                                            Number of
                 Name and Address          Shares Owned Percent
                 ----------------          ------------ -------
                 Alfa Mutual Ins. Co.
                  P. O. Box 11000
                  Montgomery, AL 36191....  16,234,988   41.38

                 Alfa Mutual Fire Ins. Co.
                  P. O. Box 11000
                  Montgomery, AL 36191....   4,128,336   10.52

PROPOSAL 1

                             ELECTION OF DIRECTORS

   The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

   All nominees of management for election as directors currently serve as directors of the Company.

   Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

   Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

   The following table sets forth as of March 1, 2002 information concerning each of the nominees' present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 2002 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.
--------
/1/ There are an additional 8,000 shares outstanding issued to Alfa Life
    Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

                                                                            Stock Beneficially Owned
                                                                               Since March 1, 2001
                                   Positions with Company,      Director -------------------------------
Nominee                   Age      Business & Directorship       Since   Directly  Indirectly/1/ Percent
-------                   --- --------------------------------- -------- --------- ------------- -------
Jerry A. Newby/3/........ 54  Chairman of the Board               1993     104,012 20,555,042/2/  52.66
                                & President and CEO;
                                President of Alabama Farmers
                                Federation and farmer
Hal F. Lee/3,4,5/........ 57  Farmer                              1998       1,426         4,000    .01
Russell R. Wiggins/3,4,5/ 52  Farmer                              1999       6,223                  .02
Dean Wysner/3,4/......... 55  Farmer                              2000         544                  .00
Steve Dunn/3,4/.......... 45  Farmer                              2000         612                  .00
James A. Tolar, Jr./3,4/. 67  Farmer                              1983       3,000                  .00
B. Phil Richardson/3,4,5/ 76  Retired (04-01-97) Ex. V. P. of     1983     175,176                  .45
                                Operations Alfa Insurance
                                Group
Boyd E. Christenberry.... 73  Retired (01-31-93) Executive        1983     232,579        60,462    .75
                                Vice President of Marketing
                                Alfa Insurance Group
John R. Thomas/3,4/...... 64  Chairman, President & Chief         1989       8,886                  .02
                                Executive Officer of Aliant
                                Financial Corp. of Alexander
                                City, Alabama. Director: Aliant
                                Financial Corp., Russell
                                Corporation, Aliant Bank
James I. Harrison, Jr.... 69  Chairman and CEO, Carport, Inc.     1995       6,864                  .02
C. Lee Ellis............. 50  Executive Vice President,           1999     167,121        12,623    .46
                                Operations; Director NAII
Wayne Hawkins/6/......... 64  Executive Vice President,                     57,058         1,288    .15
                                Marketing; Board, Jacksonville
                                State University
Stephen G. Rutledge/6/... 43  Sr. Vice President, CFO & Chief               47,527         5,031    .13
                                Investment Officer
John T. Jung/6/.......... 55  Sr. Vice President & CIO                      23,149            60    .06
                              Directors and Officers as a Group          1,174,995    20,684,172  55.72
                                (24 persons)

--------
/1/ Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.

/2/ Includes 16,234,988 shares owned by Alfa Mutual Insurance Company,
    4,128,336 shares owned by Alfa Mutual Fire Insurance Company and 143,650 shares owned by Alfa Mutual General Insurance Company of which he is Chairman of the Board and President and has voting and investment authority.

/3/ Member, Executive Committee.

/4/ Member, Compensation Committee.

/5/ Member, Audit Committee.

/6/ Executive Officer of the Company but not a director and not a nominee for director.

   Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1,550. They also receive a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated Company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met 11 times during 2001.

   The Executive Committee during 2001 consisted of Directors Newby, Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met five times during 2001.

   The Audit Committee which during 2001 consisted of Directors Lee, Richardson and Wiggins met seven times.

   The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to render reports of its meetings and any actions or recommendations to the Board of Directors.

   The Compensation Committee during 2001 consisted of Directors Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to Alfa Mutual Insurance Company under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met one time in 2001.

   During 2001 all directors except Director Harrison attended at least 75% of the meetings of the Board. All members of the Compensation and Audit Committees attended at least 75% of the meetings of these respective committees. All members of the Executive Committee except Director Thomas attended at least 75% of the meetings.

                            EXECUTIVE COMPENSATION

   The Company's executive officers are employees of Alfa Mutual Insurance Company (AMIC) and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMIC under which it reimburses AMIC for allocated compensation costs incurred by AMIC in furnishing management and operational services to the Company.

   The following table shows the compensation reimbursed to AMIC for the Company's chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 2001, 2000 and 1999.

                         EXECUTIVE COMPENSATION TABLE

                                                                  Long Term
                                 Base             Other Annual   Compensation   All Other
Year Name - Position            Salary   Bonus   Compensation/1/   Options    Compensation/2/
---- ---------------           -------- -------- --------------  ------------ --------------
2001 Jerry A. Newby........... $249,268 $316,197       $0           30,000        $3,740
2000 CEO and President         $236,019 $298,299       $0           30,000        $3,740
1999                           $220,704 $235,400       $0           30,000        $  550

2001 C. Lee Ellis............. $217,660 $258,232       $0           25,000        $5,015
2000 EVP-Operations            $198,190 $247,001       $0           25,000        $5,015
1999                           $183,676 $197,281       $0           25,000        $  738

2001 C. Wayne Hawkins*........ $158,230 $135,324       $0           20,000        $5,015
2000 EVP-Marketing             $128,339 $ 75,572       $0            7,500        $5,015
1999                           $121,488 $ 48,917       $0            7,500        $  738

2001 Stephen G. Rutledge**.... $155,910 $115,343       $0           15,000        $5,015
2000 SVP-CFO and               $145,103 $110,183       $0           12,000        $5,015
1999 Chief Investments Officer $123,464 $ 51,153       $0            7,500        $  738

2001 John T. Jung............. $151,659 $ 86,591       $0            7,500        $5,015
2000 SVP-CIO                   $149,603 $ 85,914       $0            7,500        $    0
1999                           $ 27,816 $ 57,525       $0            8,000        $    0

--------

* Mr. Hawkins was Senior Vice President of Marketing at December 31, 1999. During 2000, Mr. Hawkins was promoted to Executive Vice President of Marketing.

** Mr. Rutledge was Senior Vice President of Investments at December 31, 1999.
   During 2000, Mr. Rutledge was promoted to Senior Vice President - CFO and Chief Investment Officer.

/1/ Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus.
/2/ Includes amounts reimbursed to AMIC as its share of the cost of AMIC's matching contribution to a 401(K) Plan maintained by AMIC. The maximum matching contribution out of the 401(K) Plan maintained by AMIC for 2001 was dollar for dollar on the first 3% and fifty cents on the dollar for the next 2% of an employee's annual compensation up to a maximum of $6,800 or dollar for dollar up to a maximum of $1000, whichever match provides the greater benefit.

   The Company's executive officers are participants as employees of AMIC in a defined benefit plan maintained by AMIC. AMIC's retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee's average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years). Under AMIC's retirement plan there is no deduction for social security. With respect to the executives named in the Summary Compensation Table, their years of credited service for retirement purposes are: Jerry A. Newby 2 years, C. Lee Ellis 25 years, Wayne Hawkins 35 years, Stephen G. Rutledge 16 years, and John Jung 1 year.

   AMIC maintains a Supplemental Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

   The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Retirement Plan at normal retirement age to employees in the higher salary classifications:

                                      Years of Service
              -            ---------------------------------------
              Renumeration   15      20      25      30      35
              ------------ ------- ------- ------- ------- -------
                150,000     45,000  60,000  75,000  90,000 105,000
                200,000     60,000  80,000 100,000 120,000 140,000
                250,000     75,000 100,000 125,000 150,000 175,000
                300,000     90,000 120,000 150,000 180,000 210,000
                350,000    105,000 140,000 175,000 210,000 245,000
                400,000    120,000 160,000 200,000 240,000 280,000
                450,000    135,000 180,000 225,000 270,000 315,000
                500,000    150,000 200,000 250,000 300,000 350,000
                550,000    165,000 220,000 275,000 330,000 385,000

   The following table lists all grants of options in 2001 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                       Individual Grants
                    ----------------------
                                                                   Potential Realizable
                    Number of   % of Total                       Value at Assumed Annual
                    Securities   Options                           Rates of Stock Price
                    Underlying  Granted to  Exercise                   Appreciation
-                    Options   Employees in   Price   Expiration ------------------------
                     Granted   Fiscal Year  ($/Share)    Date    0% ($)  5% ($)  10% ($)
-                   ---------- ------------ --------- ---------- ------ -------- --------
Jerry A. Newby.....   30,000      14.851%   $18.8125   03/26/11    $0   $354,932 $899,468
C. Lee Ellis.......   25,000      12.376%   $18.8125   03/26/11    $0   $295,777 $749,557
C. Wayne Hawkins...   20,000       9.901%   $18.8125   03/26/11    $0   $236,622 $599,646
Stephen G. Rutledge   15,000       7.426%   $18.8125   03/26/11    $0   $177,466 $449,734
John T. Jung.......    7,500       3.713%   $18.8125   03/26/11    $0   $ 88,733 $224,867

   The above option grants were approved on March 26, 2001. The grants were made as non-qualified options under the plan.

   The following table lists the aggregated fiscal year-end option values as of December 31, 2001.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                Number of
                                               Securities
                                               Underlying
                                               Unexercised          Value of
                                               Options at          Unexercised
                       Shares                    Fiscal           In-the-Money
                      Acquired                Year-End (#)      Options at Fiscal
                         on         Value     Exercisable/        Year-End ($)
Name                Exercise (#) Realized ($) Unexercisable Exercisable/Unexercisable
----                ------------ ------------ ------------- -------------------------
Jerry A. Newby.....      0         $      0   30,000/60,000     $171,325/$271,400
C. Lee Ellis.......      0         $      0   85,001/49,999     $800,026/$226,161
C. Wayne Hawkins...      0         $      0   13,500/27,500     $ 96,671/$113,194
Stephen G. Rutledge      0         $      0   27,000/25,500     $233,111/$111,376
John T. Jung.......      0         $      0    7,834/15,166     $  41,502/$67,180

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

               REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

   The following report was prepared by the Compensation Committee of the Board of Directors which reviewed all items of executive compensation as shown in this Proxy Statement. The Committee is of the opinion that the Company's objective should be to provide incentives to encourage all the Company's Executive Officers and other employees to perform at the highest level.

   The Company has no direct employees and pays no compensation directly to any of the Executive Officers of the Company. AMIC is the statutory employer of all persons providing services to the Company. AMIC owns approximately 41% of the outstanding common stock of the Company. The Company and AMIC are parties to a Management and Operating Agreement whereby AMIC provides management and operational services to the Company including the use of employees. The Company reimburses AMIC for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMIC periodically conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company's Property and Casualty insurance subsidiaries and AMIC are also parties to a Pooling Agreement where certain costs and expenses are pooled on a percentage basis.

   AMIC uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to various industry and outside consultant salary surveys. AMIC generally attempts to establish compensation within the same range as the surveys to which it compares.

   Salary ranges are established for each job and compensation is based on these ranges. Job descriptions are prepared for each job within the Company and these are used to develop compensation criteria for each particular job. All employees including Executive Officers of the Company are evaluated annually. Increases in compensation are based on these evaluations.

   The Chief Executive Officer is evaluated by the Board of Directors each year. The Chief Executive Officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the Chief Executive Officer on a broad range of factors relative to the Company's financial strength and performance. This includes comparing the Company's performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer's compensation.

   The Company achieved record earnings in 2001. All of the Company's subsidiaries were profitable for the year. The Company continued its effort to control loss ratios and expenses. The Company also continued the implementation of new technology in order to provide a higher level of service to customers.

   The Company compares itself to a peer group of other insurance and financial institutions. These comparisons were favorable in 2001. In addition the Company sets targets for premium growth, combined ratio and return on equity. All these targets were met in 2001.

   Based on these factors, the Committee is of the opinion that the Chief Executive Officer and other Executive Officers met the appropriate goals within their job descriptions and each received an appropriate evaluation. The Committee is also of the opinion that in 2001 the compensation of the Executive Officers of the Company was appropriate and reasonable based on the size of the Company and its financial performance. The Committee also believes that the Company's cost of compensation compares favorably to other companies within the insurance and financial services industry.

   Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. None of the Executive Officers of the Company were compensated in excess of $1 million dollars and thus the provisions of (S)162(m) are inapplicable.

   Bonuses paid to the Chief Executive Officer and other Officers of the Company were based on a written bonus plan adopted in 1999. The Chief Executive Officer's bonus was based on Company performance, as determined by factors including premium growth, the achievement of the combined ratio target, and return on equity. Based on these factors the Chief Executive Officer received the maximum bonus percentage allowed under the plan. The bonuses of the other Officers of the Company were based partly upon Company performance and partly upon the achievement of individual goals. Individual performance levels were determined for each job. These individual measurements were weighted in favor of those items most critical to Company success. Also included in the individual performance goals was a goal by which each Officer was to promote team work within the organization. As stated above, the Company met all of the Company performance goals for the year. Bonuses paid to Officers other than the Chief Executive Officer varied based on the achievement of individual performance goals.

   In 2001 the Compensation Committee recommended and the Board of Directors approved additional awards under the 1993 Stock Incentive Plan. Included in the options awarded were options to 23 executive officers to purchase a total of 190,500 shares of the Company's common stock at a purchase price equal to the price of the stock on the date of the grant. An additional grant of 7500 shares was made to one officer at below market price. The purpose of the Stock Option Plan is to promote the interests of the Company and its' shareholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest, and an increased desire to work toward the growth, development and financial success of the Company. The Committee felt that it was appropriate to make additional awards to the Officers of the Company based on the Company's financial performance and to provide incentive to the Officers to assure that the Company performs in the future at the highest possible levels. In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at the highest levels.

   Compensation Committee Interlocks and Insider Participation and Compensation Decisions. Mr Richardson who is a member of the Compensation Committee is retired as Executive Vice President, Operations of the Company. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the Executive Officers of the Company.

                         Report of the Audit Committee

   The Audit Committee of the Company consist of Directors, Lee, Richardson, and Wiggins. All three members of the Audit Committee are independent directors in accordance with NASDAQ rules.

   The Committee met seven times during 2001. The meetings were designed to facilitate and encourage private communication between the Committee and Company management and the Committee and the Company's independent auditors, KPMG LLP.

   During these meetings, the Committee reviewed and discussed the audited financial statements with management and with KPMG LLP. The Committee also met separately with KPMG LLP and the Company's Internal Audit Department. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

   The discussions with KPMG LLP also included the matters required by statement on auditing standards No. 61. The Audit Committee also received from KPMG LLP written disclosures and a letter regarding its independence as required by Independent Standards Board standard No. 1. The Committee had the opportunity to discuss the Independence of KPMG LLP.

   Based on the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with Securities and Exchange Commission.

Audit Fees

   The aggregate fees for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2001, were as follows:

   Audit services--Audit of the Company's consolidated financial statements for the year ended December 31, 2001....................... $200,400
   Financial information systems design and implementation fees............        0
All other related services:
       Separate audits of statutory financial statements, required by insurance regulatory authorities.................................. $124,000
       Separate audits of subsidiaries and employee benefit plans.......... $177,300
       Tax-related services................................................ $ 71,000
       Accounting reconciliation assistance in connection with general ledger migration.................................................. $324,300
          Total all other related services................................. $696,600
                                                                            --------
          TOTAL FEES....................................................... $897,000
                                                                            ========

   The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.

                                    [CHART]

       ALFA              THE NASDAQ          THE NASDAQ
       CORPORATION       MARKET (US) INDEX   INSURANCE STOCKS INDEX
1996   100.000           100.000             100.000
1997   140.586           121.635             122.691
1998   202.067           169.840             122.612
1999   139.667           315.199             129.401
2000   161.838           191.360             149.674
2001   202.978           151.073             160.297


                                        Nasdaq    Insur
                                Alfa A  Index B  Index C
                      X-Labels   Data    Data     Data
                      -------- -------- -------- --------
                        1996.. $100.000 $100.000 $100.000
                        1997.. $140.586 $121.635 $122.691
                        1998.. $202.067 $ 169.84 $122.612
                        1999.. $139.667 $315.199 $129.401
                        2000.. $161.838 $ 191.36 $149.674
                        2001.. $202.978 $151.073 $160.297

              STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

   Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Ownership), 4 (Monthly Reports) and 5 (Annual Reports). Based solely upon a review of copies of such reports and representations made by directors and officers of the Company, the Company believes that during the prior fiscal year beginning January 1, 2001 its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

                            STOCKHOLDERS PROPOSALS

   Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 2003 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 2002. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders' proposals to be included in the proxy materials.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's principal auditors for the fiscal year just completed were KPMG. The Board of Directors normally selects auditors at the first regular board meeting following the annual meeting of the stockholders. A representative of KPMG is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

                             OTHER PROPOSED ACTION

   Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

   STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

   The date of this proxy statement is March 21, 2002.

                                     [LOGO]
                                      ALFA
                                  CORPORATION

                               Alfa Corporation
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                 Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.

                                   WITHHOLD
                               AUTHORITY to vote
             FOR all nominees  for all nominees
             listed at right    listed at right
1. ELECTION                                      Nominees: Jerry A. Newby
   OF             [  ]               [  ]                  Hal F. Lee            In their discretion, the Proxies are authorized to
   DIRECTORS.                                              Russell R. Wiggins    vote upon such other mattters as may properly come
                                                           Dean Wysner           before meeting.
   (Instructions: To withhold authority to vote            James A. Tolar, Jr.
   for any individual nominee, mark the "FOR"              Steve Dunn            This proxy when properly signed will be voided in
   box and write that nominee's name in the                B. Phil Richardson    the manner directed herein. If no direction is
   space provided below.)                                  Boyd E. Christenberry made, this proxy will be voted FOR the election of
                                                           John R. Thomas        all nominees listed at left for directors.
                                                           James I. Harrison
   _____________________________________________           C. Lee Ellis


                                                                                                    Change of address and/or
                                                                                                    Comments Mark here        [  ]

                                                                                 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                                 ENCLOSED POSTAGE PAID ENVELOPE.


Signature _______________________________  Signature, if held jointly ____________________________ Dated: ___________, 2002

NOTE: (Please sign exactly as name appears on stock certificate. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and if a partnership, please sign in the partnership name by authorized person.)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                ALFA CORPORATION

                                 April 25, 2002